                                                                     EXHIBIT 4.1



                    CANARGO ENERGY INC. - STOCK OPTION PLAN


                                   ARTICLE 1
                                PURPOSE OF PLAN

1.1 The purpose of the Plan is to assist directors and key employees of the Corporation and its Subsidiaries to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.



                                   ARTICLE 2
                                 DEFINED TERMS

     Where used herein, the following terms shall have the following meanings, respectively:

2.1 "Board" means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Compensation Committee of the board of directors of the Corporation;


2.2 "Business Day" means any day, other than a Saturday or a Sunday, on which The Toronto Stock Exchange is open for trading;


2.3  "Compensation Committee" shall have the meaning attributed thereto in
     Article 3 hereof;


2.4 "Corporation" means CanArgo Energy Inc., and includes any successor corporation thereto;

2.5 "Eligible Person" means any director or full-time employee of the Corporation or any Subsidiary;

2.6 "Insider" means an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and an associate of any of the foregoing;

2.7 "Market Price" at any date in respect of Shares shall be the closing price of such Shares on the Canadian Dealing Network (or, if such shares are not then listed and posted for trading on the Canadian Dealing Network, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the Compensation Committee) on the last Business Day preceding the date on which the Option is approved by the Compensation Committee. In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Compensation Committee in its sole discretion;

2.8  "Option" means an option to purchase Shares granted under the Plan;

2.9 "Option Price" means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 7 hereof;

2.10 "Optionee" means a person to whom an Option has been granted;

2.11 "Outstanding Issue" means at any time the number of Shares of the Corporation then issued and outstanding less the number of Shares issued pursuant to Share Compensation Arrangements within the previous 12 months;

2.12 "Plan" means the CanArgo Energy Inc. Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

2.13 "Shares" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.14 "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more service provider, including a share purchase from treasury which is financially assisted by the company by way of a loan, guaranty or otherwise; and

2.15 "Subsidiary" means any corporation that is a subsidiary of the Corporation (as such term is defined in subsection 1(2) of the Business Corporations Act (Ontario), as such provision is from time to time amended, varied or re-enacted).


                                   ARTICLE 3
                          ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by a Compensation Committee (the "Compensation Committee") appointed by the Board and consisting of not less than three members of the Board. The members of the Compensation Committee shall serve at the pleasure of the Board and vacancies occurring in the Compensation Committee shall be filled by the Board.

3.2 The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such time and place as it shall deem advisable. A majority of the members of the Compensation Committee shall constitute a quorum and all actions of the Compensation Committee shall be taken by a majority of the members present at any meeting. Any action of the Compensation Committee may be taken by an instrument or instruments in writing signed by all the members of the Compensation Committee, and any action so taken shall be as effective as if it had been passed by a majority of the votes cast by the members of the Compensation Committee present at a meeting of such member, duly called and held.

3.3 The Compensation Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

     (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

     (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or termination made by the Compensation Committee shall be final, binding and conclusive for all purposes;

     (c) to determine to which Eligible Employees Options are to be granted and to grant such Options;

     (d)  to determine the number of Shares covered by each Option;

     (e)  to determine the Option Price;

     (f) to determine the time or times when Options will be granted and exercisable;

     (g) to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

     (h) to prescribe the form of the instrument relating to the grant, exercise and other terms of Options.


                                   ARTICLE 4
                            SHARES SUBJECT TO PLAN

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 8 hereof, is 1,250,000. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.

                                   ARTICLE 5
                    ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 Options may be granted to directors or full-time employees of the Corporation or of any Subsidiary of the Corporation.

5.2 Options may be granted by the Corporation pursuant to recommendations of the Compensation Committee provided and to the extent that such recommendations are approved by the Board.

5.3  Subject as herein and as otherwise specifically provided for in this
     Article 5, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Compensation Committee; provided, however, that if no specific determination is made by the Compensation Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

     (a) the period during which an Option shall be exercisable shall be four years from the date the Option is granted to the Optionee;

     (b) the Optionee may immediately take up and pay for not more than 20% of the Shares covered by the Option;

     (c) the Optionee may also take up and pay for not more than 5% of the Shares covered by the option during each 3-month period from the date of the grant of the Option; provided, however, that if the number of Shares taken up under the Option during any such 3-month period is less than 5% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option that were purchasable, but not purchased by him, during such 3-month period.

5.4 The Option Price on Shares that are the subject of any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.5 In no event may the term of an Option exceed ten years from the date of the grant of the Option.

5.6 The total number of Shares to be optioned to any Optionee under this Plan together with any Shares reserved for issuance under options for services and employee stock purchase plans or any other plans to such Optionee shall not exceed 5% of the issued and outstanding Shares at the date of the grant of the Option.

5.7 The total number of Shares in respect of Options outstanding at any time under this Plan together with any Shares reserved for issuance under any other share option arrangement of the Corporation, in aggregate, shall not exceed 10% of the issued and outstanding Shares at the date of the grant of the Option.

5.8 Notwithstanding anything to the contrary contained in the Plan, no Options may be granted to Insiders if such Options, together with any other options previously granted by the Corporation pursuant to any Share Compensation Arrangement could result in:

     (a) the number of Shares reserved for issuance pursuant to share option arrangements to Insiders collectively exceeding 10% of the Outstanding Issue; or

     (b) the issuance to Insiders, collectively within the 12 months immediately preceding or 12 months immediately following the date of grant of such Options, of a number of Shares exceeding 10% of the Outstanding Issue; or

     (c) the issuance to any one Insider within the 12 months immediately preceding or 12 months immediately following the date or grant of such Options, of a number of Shares exceeding 5% of the Outstanding Issue.

5.9 If a bona fide offer (the "Offer") for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time), then the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof; whereupon, notwithstanding Section 5.3 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the "Optioned Shares") pursuant to the Offer. If;

     (a)  the Offer is not completed within the time specified therein; or

     (b) the Optionee does not tender the Optioned Shares pursuant to the Offer; or

     (c) all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the Offeror in respect thereof;

     then the Optioned Shares or, in the case of clause (c) above, the Optioned Share that are not taken up and paid for shall be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares and the terms of the Option as set forth in Section 5.3 shall again apply to the Option. If any Optioned Shares are returned to the Corporation under this Section, the Corporation shall refund the exercise price to the Optionee for such Optioned Shares. In no event shall the Optionee be entitled to sell the Optioned Shares otherwise than pursuant to the Offer.

5.10 An Option is personal to the Optionee and is non-asssignable.


                                   ARTICLE 6
                       TERMINATION OF EMPLOYMENT; DEATH

6.1 Subject to section 6.2 hereof and to any express resolution passed by the Compensation Committee with respect to an Option, an Option, and all rights to purchase Shares pursuant thereto, shall expire and terminate immediately upon the Optionee ceasing to be a director or full-time employee of the Corporation or of any Subsidiary of the Corporation.

6.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation shall terminate for any reason whatsoever other than termination by the Corporation for cause, but including termination by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised, if the Optionee is deceased, by the legal personal representative(s) of the estate of the Optionee during the first three months following the death of the Optionee, or if he is alive, by the Optionee, at any time within three months of the date of termination of the employment of the Optionee (but in either case prior to the expiry of the Option in accordance with the terms thereof), but only to the extent that the Optionee was entitled to exercise such Option at the date of the termination of his employment.

6.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director where the Optionee continues to be employed on a full-time basis by, or continues to be a director of, the Corporation or any Subsidiary of the Corporation.


                                   ARTICLE 7
                              EXERCISE OF OPTIONS

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

     (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

     (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

     In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.


                                   ARTICLE 8
                              CERTAIN ADJUSTMENTS

8.1 Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation.


                                   ARTICLE 9
                      AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the minimum Option price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan.


                                  ARTICLE 10
                           MISCELLANEOUS PROVISIONS

10.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

10.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or affect in any way the right of the Corporation or any such Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Optionee beyond the time that he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3 References herein to any gender include all genders.


                                  ARTICLE 11
                      SHAREHOLDER AND REGULATORY APPROVAL

11.1 The Plan shall be subject to the approval of the shareholders of the Corporation to be given by a resolution passed at a meeting of the shareholders of the Corporation. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.